INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-02718 of Comcast UK Cable Partners Limited and subsidiaries on Form S-8 of our report on Comcast UK Cable Partners Limited and subsidiaries dated February 28, 1997, appearing in this Annual Report on Form 10-K of Comcast UK Cable Partners Limited and subsidiaries for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 26, 1997

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-02718 of Comcast UK Cable Partners Limited and subsidiaries on Form S-8 of our report on Cambridge Holding Company Limited and subsidiaries dated February 29, 1996, incorporated by reference in this Annual Report on Form 10-K of Comcast UK Cable Partners Limited and subsidiaries for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 26, 1997